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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                _______________


                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of Earliest Event Reported) - October 18, 2000


                                _______________


                             TRIAD HOSPITALS, INC.
                        TRIAD HOSPITALS HOLDINGS, INC.


            (Exact name of registrant as specified in its charter)


           DELAWARE                       000-29816               75-2816101
                                          333-84743               51-0389776
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)


          13455 Noel Road, Suite 2000                               75240
                Dallas, Texas                                     (Zip Code)
     (Address of principal executive offices)


                                (972) 789-2700
             (Registrant's telephone number, including area code)


                                _______________


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Item 5.  Other Events.

     On October 19, 2000, Triad Hospitals, Inc. ("Triad") and Quorum Health Group, Inc. ("Quorum") announced that they had entered into an Agreement and Plan of Merger dated October 18, 2000 (the "Merger Agreement"), pursuant to which Quorum will merge with and into Triad, at which time the separate corporate existence of Quorum will cease and Triad will continue in existence (the "Merger"). As a result of the Merger and subject to the terms of the Merger Agreement, each outstanding share of common stock, par value $.01 per share, of Quorum ("Quorum Common Stock") will be converted into the right to receive (i)
0.4107 shares of common stock, par value $.01 per share, of Triad and (ii) $3.50 in cash.

     In connection with the Merger Agreement, Triad entered into a Voting Agreement, dated as of October 18, 2000 (the "Voting Agreement"), with Welsh, Carson, Anderson & Stowe VIII, L.P. (the "Principal Stockholder"). The Voting Agreement relates to approximately 6,840,000 shares of Quorum Common Stock (such shares of Quorum Common Stock, together with the 6% Convertible Subordinated Debentures held by the Principal Stockholder and the 12,698,413 shares of Quorum Common Stock issuable upon conversion of the 6% Convertible Subordinated Debentures, the "Subject Shares"). Pursuant to the Voting Agreement, the Principal Stockholder has agreed to vote all of the Subject Shares (other than the 6% Convertible Subordinated Debentures which may not be voted prior to conversion) and any additional shares of Quorum Common Stock acquired thereafter, for approval and adoption by Quorum of the Merger Agreement, for approval of the other transactions contemplated by the Merger Agreement and against any other merger, merger agreement or similar transaction.

     The Board of Directors of Triad has unanimously approved the Merger. The consummation of the transactions contemplated by the Merger Agreement is subject to certain customary conditions, including approval by the stockholders of each of Quorum and Triad and receipt of all necessary regulatory approvals. The transaction is also conditioned upon Triad's receipt of a private letter ruling from the Internal Revenue Service that the transaction will not alter the tax-free nature of the spin-off of Triad and Lifepoint Hospitals from HCA--The Healthcare Company in May 1999 and is conditioned upon the receipt of necessary financing. Immediately prior to the Merger, Triad Hospitals Holdings, Inc. will be merged with and into Triad with Triad surviving such merger. Triad Hospitals Holdings, Inc. has received a credit facilities commitment letter from an affiliate of Merrill Lynch & Co. to provide debt financing for the Merger, certain related costs and other purposes. The Merger is expected to be completed in the first half of 2001. A copy of each of the Merger Agreement, the Voting Agreement, the Credit Facilities Commitment Letter and the Press Release of Triad dated October 19, 2000, issued in connection with approval and execution of the Merger Agreement is filed as an Exhibit hereto and is incorporated herein by reference.

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Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

          2.1 Agreement and Plan of Merger, dated as of October 18, 2000, by and between Quorum Health Group, Inc. and Triad Hospitals, Inc.

         10.1 Voting Agreement dated as of October 18, 2000, by and between Triad Hospitals, Inc. and Welsh, Carson, Anderson & Stowe VIII, L.P.

         10.2 Credit Facilities Commitment Letter from Merrill Lynch Capital Corporation to Triad Hospitals Holdings, Inc., dated October 18, 2000

         99.1 Joint Press Release of Triad Hospitals, Inc. and Quorum Health Group, Inc. dated October 19, 2000.

                                       3
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRIAD HOSPITALS, INC.



                              By: /s/ Donald P. Fay
                                 ---------------------------
                                 Donald P. Fay
                                 Executive Vice President and
                                 General Counsel



Date: October 20, 2000

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                                 EXHIBIT INDEX


Exhibit No.   Description
-----------   -----------

 2.1 Agreement and Plan of Merger dated as of October 18, 2000 by and between Quorum Health Group, Inc. and Triad Hospitals, Inc.

10.1 Voting Agreement dated as of October 18, 2000, by and between Triad Hospitals, Inc. and Welsh, Carson, Anderson & Stowe VIII, L.P.

10.2 Credit Facilities Commitment Letter from Merrill Lynch Capital Corporation to Triad Hospitals Holdings, Inc., dated October 18, 2000.

99.1 Joint Press Release of Triad Hospitals, Inc. and Quorum Health Group, Inc. dated October 19, 2000.

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